Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On October 20, 2025 (the “Closing”), the Company consummated the transactions contemplated by the Purchase Agreement, dated February 25, 2025 (the “Purchase Agreement”), with MitoCareX Bio Ltd. (“MitoCareX”), a private company incorporated under the laws of the State of Israel, SciSparc Ltd. (“SciSparc”), Dr. Silberman and Ciro as sellers. Pursuant to the terms and subject to the conditions contained in the Purchase Agreement, including approval of the Company’s stockholders by the requisite majority, on the Closing the Company acquired from each of the sellers their respective ordinary shares, par value NIS 0.01 each, of MitoCareX, which collectively represented 100% of the ordinary shares of MitoCareX (the “Exchange Ordinary Shares”), thereby resulting in MitoCareX becoming a wholly-owned subsidiary of the Company.

Such Exchange Ordinary Shares will include transfers to the Company of (1) 11,166 ordinary shares by Dr. Silberman, which will represent 100% of Dr. Silberman’s ownership in MitoCareX as of the Closing; (2) 5,584 ordinary shares by Ciro, which will represent 100% of Ciro’s ownership in MitoCareX by Ciro as of the Closing; and (3) 12,066 ordinary shares by SciSparc. Contingent upon these transfers, on the Closing, the Company will acquire from SciSparc additional 6,622 ordinary shares of MitoCareX held by SciSparc (the “Purchased Shares”), in consideration for a cash payment of $700,000, such that, together with the Purchased Shares, the Company will receive 100% of SciSparc’s ownership in MitoCareX. In addition, the Company will issue to the Sellers a number of shares of its common stock equal to 40% of its capital stock on a fully diluted basis as of immediately following the Closing, the Sellers may receive up to an additional 25% of the Company’s fully diluted common stock upon achievement of specified development milestones by December 31, 2028, and are further entitled to 30% of the gross proceeds from financing transactions completed within five years of the Closing, capped at $1,600,000.

The unaudited pro forma condensed combined financial statements have been prepared for informational purposes only and are not necessarily indicative of what the Company’s condensed financial position or results of operations actually would have been had the Acquisition been consummated on June 30, 2025. In addition, the unaudited pro forma condensed combined financial statements do not purport to project the future financial position or operating results of the Company.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of June 30, 2025

(U.S. dollars in thousands except share and per share amounts)

	N2OFF, Inc.	MitoCareX	Pro Forma Adjustments	Note	Pro Forma
	Historical	Historical
Assets
Current Assets
Cash and cash equivalents	3,138	168	-		3,306
	-	-	(700)	2b(1)	(700)
	-	-	(150)	2f	(150)
Restricted cash	25	-	-		25
Investment in Marketable Securities	271	-	-		271
Accounts receivable	195	-	-		195
Short term loan	704	-	(704)	2a	-
Inventories	16	-	-		16
Prepaid expenses	593	31	-		624
Other current assets	74	-	-		74
Total Current Assets	5,016	199	(1,554)		3,661

Non-Current Assets
Long term prepaid expenses	127	-	-		127
Right-of-use asset arising from operating leases (Note 12)	24	-	-		24
Property and equipment, net 5)	43	7	-		50
Long term loan	451	-	-		451
Solar photovoltaic joint venture project (Note 8)	1,634	-	-		1,634
Solar projects under development	457	-	-		457
Goodwill	-	-	4,994	2c(2),	4,994
			798	2g	798
Intangible asset	-	-	4,506	2c(1)	4,506
Total Assets	7,752	206	8,744		16,702
Liabilities and Shareholders’ Equity
Current Liabilities
Accounts payable	31	8	-		39
Other liabilities	623	77	-		700
Short term loan	-	758	(758)	2a	-
Current warrant liabilities	406	-	-		406
Total current liabilities	1,060	843	1,448		1,145
Non-Current Liabilities
Non-current operating lease liabilities	13	-	-		13
Credit facility	699	-	-		699
Stock purchase warrants liability	429	-	-		429
Contingent equity consideration	-	-	2,034	2b(3)	2,034
Contingent cash consideration	-	-	1,290	2b(4)	1,290
Deferred taxes	-	-	798	2g	798
Total Liabilities	2,201	843	3,364		6,408
Stockholders’ Equity (**)
Common stock of $ 0.0001 par value (“Common Stock”): 495,000,000 shares authorized as of June 30, 2025; issued and outstanding 860,135.	*	*	*	2b(2)	*
Preferred stock of $ 0.0001 par value (“Preferred Stock”): 5,000,000 shares authorized as of June 30, 2025; no shares issued and outstanding as of June 30, 2025.	-	-	-		-
Additional paid-in capital	46,056	1,704			47,760
			(1,704)	2a	(1,704)
			4,839	2b(2)	4,839
Foreign currency translation adjustments	(36)	-			(36)
Accumulated deficit	(40,255)	(2,341)	-		(42,596)
			2,395	2a	2,395
			(150)	2f	(150)
Total Company’s stockholders’ equity	5,765	(637)	5,380		10,508
Non-controlling interest	(214)	-	-		(214)
Total stockholders’ equity	5,551	(637)	5,380		10,294
Total liabilities and stockholders’ equity	7,752	206	8,744		16,702

(*) Less than $1 thousand

** The Company effected a 1-for-35 reverse stock split on September 22, 2025. Accordingly, all share and per-share amounts have been adjusted retrospectively to reflect the reverse stock split.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the six months Ended June 30, 2025

(U.S. dollars in thousands except share and per share amounts)

	N2OFF, Inc.	MitoCareX	Pro Forma Adjustments	Note	Pro Forma

Revenues from sales of products	66	-	-		66
Cost of sales	(17)	-	(205)	2c(1)	(222)
Gross profit	49	-	(205)		(156)

Research and development expenses	(29)	(446)	-		(475)
Selling and marketing expenses	(95)	-	-		(95)
General and administrative expenses	(3,377)	(123)	(83)	2e	(3,583)
Operating loss	(3,452)	(569)	(288)		(4,309)
Financing expenses, net	(2,011)	(12)	8	2a	(2,015)
Other income, net	3	-	-		3
Changes in fair value of investments measured under the fair value option	(349)	-	30	2a	(319)
Net loss from continuing operations	(5,809)	(581)	(250)		(6,640)
Gain from discontinued operations	44	-	-		44
Net loss before tax	(5,765)	(581)	(250)		(6,596)
Income taxes	-	-	47	2g	47
Net loss	(5,765)	(581)	(203)		(6,549)
Less: Net loss attributable to non-controlling interests	63	-	-		63
Net loss attributable to the Company’s stockholders’ equity	(5,702)	(581)	(203)		(6,486)

Loss per share from continuing operations (basic) (*)	(9.78)				(3.61)
Loss per share from discontinued operations (basic) (*)	0.08				0.02
Total loss per share (basic) (*)	(9.70)				(3.59)
Weighted average number of shares of Common Stock outstanding- basic (*)	676,343				1,808,248

Loss per share from continuing operations (diluted) (*)	(18.86)				(6.97)
Loss per share from discontinued operations (diluted) (*)	0.07				0.02
Total loss per share (diluted) (*)	(18.79)				(6.95)
Weighted average number of shares of Common Stock outstanding – diluted (*)	650,126				1,870,900

* The Company effected a 1-for-35 reverse stock split on September 22, 2025. Accordingly, all share and per-share amounts have been adjusted retrospectively to reflect the reverse stock split.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2024

(U.S. dollars in thousands)

	N2OFF, Inc.	MitoCareX	Pro Forma Adjustments	Note	Pro Forma

Revenues from sales of products	210	-	-		210
Cost of sales	(165)	-	(410)	2c(1)	(575)
Gross profit	45	-	(410)		(365)

Research and development expenses	(369)	(708)	-		(1,077)
Selling and marketing expenses	(238)		-		(238)
General and administrative expenses	(3,758)	(175)			(3,933)
			(306)	2e	(306)
			(150)	2f	(150)
Operating loss	(4,320)	(883)	(866)		(6,069)
Financing expense, net	(155)	(3)	*	2a	(158)
Other income	428	-			428
Changes in fair value of investments measured under the fair value option	(1,300)	-	16	2a	(1,284)
Net loss before taxes	(5,347)	(886)	(850)		(7,083)
Income taxes	-	-	94	2g	94
Net loss	(5,347)	(886)	(756)		(6,989)
Less: Net loss attributable to non-controlling interests	154	-	-		154
Net loss attributable to the Company’s stockholders’ equity	(5,193)	(886)	(756)		(6,835)

Loss per share (basic & diluted) (**)	(31.05)				(5.05)
Weighted average number of shares of Common Stock outstanding- basic & diluted (**)	167,243				1,354,361

(*) Less than $1 thousand

(**) The Company effected a 1-for-35 reverse stock split on September 22, 2025. Accordingly, all share and per-share amounts have been adjusted retrospectively to reflect the reverse stock split.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1.	Description of Transaction and Basis of Presentation

Description of Transaction

On February 25, 2025, the Company entered into a Purchase Agreement with the Sellers. Pursuant to the Purchase Agreement, the Company acquired all of the outstanding ordinary shares of MitoCareX, nominal value NIS 0.01 per share (the “Ordinary Shares”), resulting in MitoCareX becoming a wholly-owned subsidiary of the Company. The transaction closed after receiving the required stockholder approval on October 20, 2025 and the completion of other customary closing conditions.

Upon the Closing, the Company acquired 6,622 Ordinary Shares from SciSparc in exchange for a cash payment of $700,000 (the “Purchased Shares”). In addition, the Company issued to the Sellers a number of shares of its common stock equal to 40% of its capital stock on a fully diluted basis as of immediately following the Closing (the “Exchanged Common Stock”), in exchange for the transfer of all remaining Ordinary Shares of MitoCareX held by Alon (11,166 shares), Ciro (5,584 shares), and SciSparc (12,066 shares). Collectively, these transferred shares (the “Exchanged Ordinary Shares”) represent 100% of the issued and outstanding capital stock of MitoCareX.

Following the Closing, the Sellers will be eligible to receive, for no additional consideration, up to an additional 25% of the Company’s fully diluted common stock, contingent upon MitoCareX achieving certain development milestones by December 31, 2028.

Additionally, Dr. Silberman entered into an amended employment agreement with the Company and MitoCareX, under which he will serve as CEO of MitoCareX and receive restricted stock representing 5% of the Company’s fully diluted common stock (calculated as of immediately following the closing date). These shares will vest in three equal annual installments beginning on the first anniversary of the Closing, subject to continued employment.

As additional consideration, the Sellers will be entitled to receive, in aggregate, 30% of the gross proceeds from any financing transactions completed by the Company within five years of the Closing, subject to a cap of $1,600,000.

Upon the Closing of the Purchase Agreement, the Company has committed to provide an initial investment of $1,000,000 to MitoCareX, net of amounts already loaned pursuant to loan agreements dated December 22, 2024, March 12, 2025, May 22, 2025 and August 13, 2025 between the Company, MitoCareX and Pure Capital.

Basis of Presentation

In accordance with Article 11-02 of Regulation S-X, the objective of the pro forma financial information is to provide investors with information about the continuing impact of a particular transaction by illustrating how the acquisition of MitoCareX by N2OFF might have affected N2OFF’s historical financial statements if the transaction had been consummated at an earlier time.

On October 20, 2025, the Company completed the acquisition of MitoCareX pursuant to the Purchase Agreement dated February 25, 2025. The following unaudited pro forma condensed combined balance sheet as of June 30, 2025 combines the unaudited historical consolidated interim balance sheet of N2OFF as of June 30, 2025, with the unaudited historical balance sheet of MitoCareX as of June 30, 2025, giving effect to the Purchase Agreement, as if they had been consummated as of that June 30, 2025. The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2025 and for the year ended December 31, 2024, gives effect to the Purchase Agreement, and related financing transactions, as if they had been completed on January 1, 2024, the beginning of the earliest period presented.

The unaudited pro forma condensed combined financial information does not purport to be indicative of the financial position and results of operations that the Company will obtain in the future, or that the Company would have obtained if the Acquisition had been consummated as of the dates indicated above. The pro forma adjustments are based upon currently available information and upon certain assumptions that the Company believes are reasonable. The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical consolidated financial statements of the Company.

2.	Pro Forma Adjustments on

The unaudited pro forma combined financial statements include pro forma adjustments that are (i) directly attributable to the transaction which was completed on October 20, 2025 contemplated by the Purchase Agreement, and (ii) factually supportable,

The pro forma adjustments reflect the purchase price allocation (“PPA”) determined as of the Closing Date, based on the estimated fair values of the assets acquired and liabilities assumed in accordance with ASC 805, Business Combinations. Additionally, the unaudited pro forma condensed combined financial statements do not give effect to revenue synergies, operating efficiencies or cost savings that may be achieved with respect to the combined company.

The accounting policies used in the preparation of the unaudited pro forma condensed combined financial information are consistent with those described in N2OFF’s unaudited financial statements as of and for the six months ended June 30, 2025. Management performed a comprehensive review of the accounting policies between the two entities. Management is currently not aware of any significant accounting policy differences and has therefore not made any adjustments to the pro forma condensed combined financial information related to any potential differences.

The following adjustments have been reflected in the unaudited pro forma condensed combined financial information:

a.	Intercompany transactions and balances between N2OFF and MitoCareX have been eliminated in the unaudited pro forma condensed combined balance sheet. This includes the elimination of an outstanding intercompany loan previously provided by N2OFF to MitoCareX, including the interest expenses on the loan liability recorded in MitoCareX’s statement of profit and loss and fair value gains and losses recorded for the loan measured under the fair value option in the N2OFF’s financial statements .

b.	The total consideration of the acquisition was calculated using a third-party appraiser at approximately $8,863,000 and is comprised of the following components:

1.	Cash consideration of $700,000.

2.	Share consideration consisting of 1,171,942 shares of the Company’s Common Stock, issued at a fair value of $4.13 per share N2OFF’s close share price at October 20, 2025 totaled to approximately $4,839,000 and is included as part of additional paid-in capital.

3.	Contingent share consideration. Pursuant to the terms of the Purchase Agreement, following the Closing, the Sellers will receive such number of additional shares of Common Stock, for no additional consideration, that reflects an aggregate amount of up to 25% of the issued and outstanding capital stock of the Company on a fully-diluted basis calculated as of immediately following the Closing (the “Additional Shares”), which Additional Shares, if the respective Milestones are achieved as set forth in the Purchase Agreement, shall be duly issued in installments based on the achievement of each Milestone, as set forth in the Purchase Agreement. The Contingent share consideration of up to 976,618 shares were calculated using third-party appraiser. The third-party appraiser considered the expected probability for each milestone, its expected period and discount rate. The Contingent share consideration is considered as a liability Since possible changes in the number of shares issuable fail the indexation guidance of ASC 815-40. The Contingent share consideration were calculated at approximately $2,034,000 which included in non-current liabilities.

4.	Contingent cash consideration of up to $1,600,000, representing 30% of the proceeds from future capital raises. The fair value of this contingent cash consideration was calculated using third-party appraiser. The third-party appraiser considered the expected future fund raising, its expected period and discount rate. The Contingent cash consideration was calculated at approximately 1,290,000 of which included in non-current liabilities.

c.	Estimated consideration and PPA

The Company has performed a valuation analysis to determine the fair market value of the assets acquired and liabilities assumed of MitoCareX. Based on the total consideration transferred in connection with the acquisition, the Company has determined the allocation of the purchase consideration to the identifiable assets acquired and liabilities assumed. The following table summarizes the allocation of the purchase price as of October 20, 2025:

Net liabilities assumed	$(637,000)
Identifiable intangible assets	4,506,000	(1)
Goodwill	5,792,000	(2)
Deferred taxes liability	(798,000)
Total fair value of consideration	$8,863,000

The PPA has been used to prepare the transaction accounting adjustments in the proforma balance sheet and income statements and was performed using a third-party appraiser. The analysis was based on Company’s share price of $4.13 as of October 20, 2025.

The PPA is comprised of:

(1) A proprietary algorithm developed by MitoCareX, with an estimated fair value of approximately $4,506,000 and preliminary estimation of useful life of 11 years. The asset is amortized on a straight-line basis over its estimated useful life, resulting in an annual amortization expense of approximately $410,000 and a six month amortization expense of approximately $205,000, both of which have been reflected in the unaudited pro forma condensed combined statements of operations for the respective periods.

(2) Goodwill in the amount of approximately $5,792,000, representing the excess of the total consideration transferred over the fair value of the identifiable net assets acquired.

d.	Based on the guidance of ASC 805, the Company excluded the following from the total consideration:

●	The 5% Restricted Stock Units grant to the CEO of MitoCareX. These shares are subject to a three-year vesting schedule. The Company has determined that this equity award represents compensation for future services rather than consideration for the acquisition.

●	Company’s commitment to Future Financing of MitoCareX of up to $1,000,000 to support its research, development, and other costs.

e.	The 5% Restricted Stock Units grant to the CEO of MitoCareX will vest quarterly on an equal quarterly installment over three years following the Closing of the transaction. The Company calculated the fair value of the Restricted Stock Units using the B&S option pricing model with the following assumptions:

Expected volatility	188.86%
Risk-free interest rate	3.47%
Expected dividend yield	0%
Expected term of options (years)	1.98
Share price	$4.13
Fair value	$497,000

Share-based compensation expenses recorded in the pro forma condensed combined statement of operations for the six months ended June 30, 2025 and for the year ended December 31, 2024, amounted to $83,000 and $306,000, respectively.

f.

The unaudited pro forma condensed combined financial statements reflect the impact of estimated transaction costs directly attributable to the acquisition, which are not expected to have a continuing impact on the combined company’s results of operations.

Total estimated transaction costs amount to approximately $150,000, and primarily consist of legal, accounting, and other professional fees incurred or expected to be incurred in connection with the acquisition.

These transaction costs have been reflected in the unaudited pro forma consolidated statement of operations as if incurred on January 1, 2024, for pro forma purposes and as a reduction of cash in the unaudited pro forma consolidated balance sheet.

g.

The company recognized deferred tax liability (DTL) in the unaudited pro forma condensed combined financial statements in respect of the identifiable intangible assets recorded.

The DTL was calculated using a statutory tax rate of 23%, resulting in a gross deferred tax liability of approximately $1,036,000, which was partially offset by deferred tax assets of approximately $238,000 related to net operating loss carryforwards of the acquired subsidiary. The resulting net deferred tax liability recognized amounts to approximately $798,000.

This deferred tax liability is reflected in the unaudited pro forma consolidated balance sheet as an increase in long-term liabilities, with a corresponding impact on the goodwill.

The related income statement effect is limited to the tax impact of the amortization expense on the identifiable intangible assets, which has been reflected in the unaudited pro forma condensed combined statements of operations. The tax effect of the amortization expense is approximately $94,000 for the year ended December 31, 2024, and $47,000 for the six months ended June 30, 2025.